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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       APRIL 21, 2005
                                                 -------------------------------


                             SOMANETICS CORPORATION
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             (Exact name of registrant as specified in its charter)

        MICHIGAN                          0-19095                 38-2394784
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(State or other jurisdiction            (Commission             (IRS Employer
     of incorporation)                  File Number)         Identification No.)


1653 EAST MAPLE ROAD, TROY, MICHIGAN                                  48083-4208
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  (Address of principal executive offices)                            (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE           (248) 689-3050
                                                   -----------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

   [ ] Written communication pursuant to Rule 425 under the Securities Act.

   [ ] Soliciting material pursuant to Rule 14a-2 under the Exchange Act.

   [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

   [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         Effective April 21, 2005, Somanetics Corporation granted a total of 138,257 stock options, including 67,041 under 1997 Stock Option Plan and 71,216 under the 2005 Stock Incentive Plan. The grants included non-qualified options to purchase 102,532 common shares granted to seven executive officers, as follows: Bruce J. Barrett, President and Chief Executive Officer, options to purchase 31,919 shares; William M. Iacona, Vice President, Finance, options to purchase 11,525 shares; Richard S. Scheuing, Vice President, Research and Development, options to purchase 12,220 shares; Dominic J. Spadafore, Vice President, Sales and Marketing, options to purchase 11,680 shares; Mary Ann Victor, Vice President, Communications and Administration, options to purchase 12,861 shares; Pamela A. Winters, Vice President, Operations, options to purchase 12,220 shares; and Ronald A. Widman, Vice President, Medical Affairs, options to purchase 10,107 shares. The stock options are ten-year options, exercisable at $13.55 per share, the market price (average of the high and low sales price) on April 21, 2005, the date of grant. The options granted to executive officers vest at November 30, 2005 and the options that are vested at termination of employment are exercisable until expiration unless the executive is terminated for cause.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 27, 2005                SOMANETICS CORPORATION
                               ------------------------------------
                                           (Registrant)

                               By:      /s/ Mary Ann Victor
                                  ---------------------------------
                                            Mary Ann Victor

                                      Its: Vice President of Communications and
                                           Administration and Secretary